                                                                    EXHIBIT 99.1





CONTACT:  Michael Berman                                   FOR IMMEDIATE RELEASE
          (312) 279-1496                                   July 18, 2005



                     NEW HOME SALES INCREASE OVER 50 PERCENT
                    ELS ISSUES PRELIMINARY GUIDANCE FOR 2006

         Equity LifeStyle Properties, Inc. announced results for the quarter and six months ended June 30, 2005.

     a)  Financial Results
         For the second quarter of 2005, Funds From Operations (FFO) were $17.3 million or $0.58 per share on a fully diluted basis, compared to $12.9 million or $0.44 per fully diluted share for the same period in 2004. For the six months ended June 30, 2005, FFO were $42.7 million or $1.42 per share on a fully diluted basis, compared to $28.4 million or $0.99 per fully diluted share for the same period in 2004.
         Net income available to common stockholders totaled $2.5 million or $0.11 per fully diluted share for the quarter ended June 30, 2005. This compares to net income available to common stockholders of $0.5 million or $0.02 per fully diluted share for the second quarter of 2004. Net income available to common stockholders totaled $11.2 million or $0.48 per fully diluted share for the six months ended June 30, 2005. This compares to net income available to common stockholders of $5.0 million or $0.21 per fully diluted share for the six months ended June 30, 2004. See the attachment to this press release for reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

     b)  Portfolio Performance
         Second quarter 2005 property operating revenues were $74.8 million, compared to $70.4 million in the second quarter of 2004. Property operating revenues for the six months ended June 30, 2005 were $159.6 million, compared to $138.2 million for the same period in 2004.

         For the three months ended June 30, 2005, our Core(1) property operating revenues increased 3.7 percent, while expenses increased 6.0 percent over the same period in 2004. Net Core operating income increased over 2 percent over the same period last year. For the six months ended June 30, 2005, our Core property operating revenues increased 3.6 percent, while expenses increased 6.0 percent and net Core

--------
(1) Properties owned in both periods of comparison.

property operating income increased 2.0 percent over the same period last year. The performance of our 15 Core resort properties reflects the results of Sunbelt destinations, which historically have a relatively slow second quarter. On a year-to-date basis, our Core resort net operating income increased 8.5 percent on a 3.9 percent increase in revenues.
         For the quarter ended June 30, 2005, the Company had 186 new home sales, a 56 percent increase over the quarter ended June 30, 2004. Gross revenues from home sales were approximately $17.5 million for the quarter ended June 30, 2005, compared to approximately $10.7 million for the quarter ended June 30, 2004. For the six months ended June 30, 2005, the Company had 313 new home sales, a 48 percent increase over the same period in 2004. Gross revenues from home sales were approximately $27.7 million for the six months ended June 30, 2005, compared to approximately $18.1 million for the same period in 2004. Our ancillary income increased from $1.6 million to $2.5 million on a year-to-date basis.
         The combination of general administrative costs and Rent Control Initiatives increased from $2.7 million for the quarter ended June 30, 2004 to approximately $3.9 million for the quarter ended June 30, 2005. On a year-to-date basis, these costs increased from $5.5 million to $7.3 million. The increases are a result of higher payroll costs related to increased staffing in connection with acquisitions, the changing regulatory environment and legal costs associated with our Rent Control Initiatives and other defense costs.

     c)  Acquisitions
         Our 2004 acquisitions contributed $0.14 per share of fully diluted FFO in the second quarter of 2005 compared to $0.03 per share of fully diluted FFO in the second quarter of 2004. For the six months ended June 30, 2005, our 2004 acquisitions contributed $0.50 per share of fully diluted FFO compared to $0.11 per share of fully diluted FFO for the same period in 2004. Income from the Thousand Trails portfolio continues to contribute FFO of approximately $2 million or $0.07 per fully diluted share per quarter.
         During the quarter ended June 30, 2005, the Company invested in a joint venture owning three properties in Bar Harbor, Maine for approximately $7 million and one property in Pacifica, California for approximately $6.5 million.
         The Company continues to look at acquiring additional assets and is at various stages of negotiations with respect to potential acquisitions.

      d)  Dispositions
          We currently have seven family properties held for disposition, which are in various stages of negotiations. The Company plans to reinvest its proceeds or reduce outstanding line of credit debt with the proceeds from these dispositions.

      e)  Balance Sheet
          During the quarter, we added $50 million to our outstanding preferred security with a coupon of 7.95 percent. The total amount of our preferred security is now $200 million. We used the proceeds to pay down our line of credit balance.
          Our average long-term debt balance was $1.6 billion in the quarter with a weighted average interest rate of approximately 6.1 percent. Our unsecured debt balance consists of $113 million outstanding of a $120 million term loan with a fixed interest rate of approximately 4.7 percent and $38 million outstanding on our lines of credit, which have a current availability of $122 million. Interest coverage was approximately 1.8 times in the quarter.
          The Company expects to close two secured refinancings in the third quarter of 2005, totaling approximately $34 million with ten-year maturities and fixed interest rates of 4.95 percent. The proceeds will be used to pay off secured indebtedness at five other assets.

     f)  Guidance
         ELS management continues to project fully diluted FFO per share to be in the range of $2.44 to $2.54 for 2005. Factors impacting this guidance include
i) the mix of site usage within the Company's portfolio; ii) the Company's yield management of its short term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2005 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects;
iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; and v) Rent Control Initiatives and other legal defense costs. Quarter-to-quarter results during the year are impacted by seasonality at certain of the properties.
         In late 2002, the Company's lawsuit against the City of San Rafael was tried in Federal District Court. The Court delayed ruling on the matter until certain property rights cases were decided by the United States Supreme Court. The Company and the City of San Rafael have substantially concluded briefing on the Supreme Court cases as requested by the Court. The Court has scheduled a further hearing to argue the impact of the Supreme Court cases later this summer. The Company expects a ruling sometime thereafter. The ruling in this matter will likely impact the Company's Rent Control Initiatives during the last half of the year.
         Preliminary guidance for 2006 fully diluted FFO per share is projected to be in the range of $2.70 to $2.80. We expect our Core portfolio to perform in line with historical norms. We anticipate revenue growth of approximately
4 percent and expense growth reflecting the increase in the Consumer Price Index. We anticipate our sales performance to be in line with or better than our current year's performance. We further anticipate acquisitions to offset dilution from our recent issuance of preferred securities.
         Factors impacting this guidance include i) the mix of site usage within the Company's portfolio; ii) the Company's yield management of its short term resort sites; iii) scheduled or implemented rate increases;

and iv) occupancy changes. Results for 2006 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; and v) Rent Control Initiatives and other legal defense costs. Quarter-to-quarter results during the year are impacted by seasonality at certain of the properties.
         This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate", "expect", "believe", "intend", "may be" and "will be", and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified communities, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age communities, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
         Equity LifeStyle Properties, Inc. owns or has an interest in 279 quality properties in 26 states and British Columbia consisting of 101,960 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
         A live webcast of the Company's conference call discussing these results will be available via the Company's website in the Investor Info section at www.mhchomes.com at 10:00 a.m. Central time on July 19, 2005. The conference call will not have any prerecorded remarks and will be limited to questions and answers from interested parties.

                                       ###

         Tables follow

                  EQUITY LIFESTYLE PROPERTIES, INC.
                       SELECTED FINANCIAL DATA
                             (UNAUDITED)
          (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                              QUARTERS ENDED              SIX MONTHS ENDED
                                                         JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                           2005          2004           2005            2004
                                                        ---------      ---------      ---------      ---------
PROPERTY OPERATIONS:
  Community base rental income......................... $  53,041      $  51,192      $ 105,960      $ 100,310
  Resort base rental income............................    14,862         12,951         39,109         25,293
  Utility and other income.............................     6,908          6,284         14,517         12,618
                                                        ---------      ---------      ---------      ---------
     Property operating revenues.......................    74,811         70,427        159,586        138,221

  Property operating and maintenance...................    24,514         23,032         50,808         43,232
  Real estate taxes....................................     6,287          5,818         12,447         11,082
  Property management..................................     3,966          3,423          7,615          6,269
                                                        ---------      ---------      ---------      ---------
     Property operating expenses.......................    34,767         32,273         70,870         60,583
                                                        ---------      ---------      ---------      ---------
     Income from property operations...................    40,044         38,154         88,716         77,638

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales.............    17,450         10,698         27,687         18,123
  Cost of inventory home sales.........................   (15,623)        (9,280)       (24,570)       (16,128)
                                                        ---------      ---------      ---------      ---------
     Gross profit from inventory home sales............     1,827          1,418          3,117          1,995
  Brokered resale revenues, net........................       813            595          1,417          1,085
  Home selling expenses................................    (2,219)        (2,185)        (4,257)        (4,226)
  Ancillary services revenues, net.....................       376            728          2,512          1,633
                                                        ---------      ---------      ---------      ---------
     Income from home sales and other..................       797            556          2,789            487

OTHER INCOME AND EXPENSES:
  Interest income......................................       312            314            683            767
  Other corporate income...............................     4,367            334          8,428            624
  Equity in income of unconsolidated joint ventures....     3,401          1,837          4,544          2,804
  General and administrative...........................    (3,835)        (2,367)        (6,717)        (4,579)
  Rent Control Initiatives.............................       (43)          (291)          (613)          (920)
                                                        ---------      ---------      ---------      ---------
     Operating income (EBITDA).........................    45,043         38,537         97,830         76,821

  Interest and related amortization....................   (25,003)       (23,031)       (50,002)       (43,170)
  Income from discontinued operations..................       554            614          1,173          1,206
  Depreciation on corporate assets.....................      (223)          (427)          (439)          (804)
  Income allocated to Preferred OP Units...............    (3,056)        (2,821)        (5,912)        (5,634)
                                                        ---------      ---------      ---------      ---------
     FUNDS FROM OPERATIONS (FFO)....................... $  17,315      $  12,872      $  42,650      $  28,419

  Depreciation on real estate and other costs..........   (13,761)       (11,666)       (27,259)       (21,756)
  Depreciation on unconsolidated joint ventures........      (398)          (269)          (824)          (474)
  Depreciation on discontinued operations..............       ---           (345)          (329)          (686)
  Gain on sale of properties...........................       ---            ---            ---            638
  Income allocated to Common OP Units..................      (669)          (132)        (3,042)        (1,171)
                                                        ---------      ---------      ---------      ---------
     NET INCOME........................................ $   2,487      $     460      $  11,196      $   4,970
                                                        =========      =========      =========      =========

NET INCOME PER COMMON SHARE - BASIC.................... $    0.11      $    0.02      $    0.49      $    0.22
NET INCOME PER COMMON SHARE - FULLY DILUTED............ $    0.11      $    0.02      $    0.48      $    0.21
                                                        ---------      ---------      ---------      ---------

FFO PER COMMON SHARE - BASIC........................... $    0.59      $    0.45      $    1.45      $    1.00
FFO PER COMMON SHARE - FULLY DILUTED................... $    0.58      $    0.44      $    1.42      $    0.99
                                                        ---------      ---------      ---------      ---------

Average Common Shares - Basic..........................    23,042         22,737         23,008         22,706
Average Common Shares and OP Units - Basic.............    29,356         28,654         29,333         28,321
Average Common Shares and OP Units - Fully Diluted.....    29,974         29,142         29,934         28,840
                                                        ---------      ---------      ---------      ---------

                              EQUITY LIFESTYLE PROPERTIES, INC.
                                         (UNAUDITED)

                                                          AS OF                  AS OF
                                                         JUNE 30,             DECEMBER 31,
TOTAL SHARES AND OP UNITS OUTSTANDING:                     2005                   2004
                                                    -------------------    -------------------
Total Common Shares Outstanding.................          23,074,950             22,937,192
Total Common OP Units Outstanding...............           6,260,031              6,340,805

SELECTED BALANCE SHEET DATA:                              JUNE 30,             DECEMBER 31,
                                                           2005                   2004
                                                    (amounts in 000's)     (amounts in 000's)
                                                    -------------------    -------------------
Total real estate, net.........................       $    1,704,880         $    1,712,923
Cash and cash equivalents......................       $        7,416         $        5,305
Total assets(1)................................       $    1,894,806         $    1,886,289

Mortgage notes payable.........................       $    1,412,622         $    1,417,251
Unsecured debt.................................       $      151,000         $      235,800
Total liabilities..............................       $    1,637,709         $    1,719,674
Minority interest..............................       $      212,760         $      134,771
Total stockholders' equity.....................       $      434,337         $       31,844




         MANUFACTURED HOME SITES AND                               QUARTERS ENDED                SIX MONTHS ENDED
         OCCUPANCY AVERAGES:                                  JUNE 30,        JUNE 30,       JUNE 30,        JUNE 30,
                                                                2005            2004           2005            2004
                                                             ------------    -----------    ------------    -----------
         Total Sites...................................          42,754          42,417         42,746          41,830
         Occupied Sites................................          38,581          38,794         38,660          38,295
         Occupancy %...................................           90.2%           91.5%          90.4%           91.5%
         Monthly Base Rent Per Site....................      $   458.27      $   439.86     $   456.80      $   436.57
         Core(*) Monthly Base Rent Per Site............      $   461.32      $   436.28     $   459.68      $   437.11

         (*) Represents rent per site for properties owned in both periods of comparison.



                                                                   QUARTERS ENDED                SIX MONTHS ENDED
                                                              JUNE 30,        JUNE 30,       JUNE 30,        JUNE 30,
         HOME SALES(2):                                         2005            2004           2005            2004
                                                             ------------    -----------    ------------    -----------
         New Home Sales Volume(3)......................             186             119            313             211
         New Home Sales Gross Revenues.................      $   16,253      $    9,153     $   25,856      $   15,862
         Used Home Sales Volume........................              92             123            144             190
         Used Home Sales Gross Revenues................      $    1,197      $    1,545     $    1,831      $    2,261
         Brokered Home Resale Volume...................             439             407            812             734
         Brokered Home Resale Revenues, net............      $      813      $      595     $    1,417      $    1,085

--------
(1) Includes hurricane related costs recoverable from insurance providers of $7.4 million.
(2) Results of continuing sales operations.
(3) Quarter and six months ended June 30, 2005 includes four and 13 third-party sales, respectively.

                        EQUITY LIFESTYLE PROPERTIES, INC.
                                   (UNAUDITED)


ANNUAL REVENUE RANGES:
                            Total Sites     Total Sites     Total Sites        Approximate
                            (rounded to     (rounded to     (rounded to           Annual
                              100's)           100's)          100's)       Revenue Range (1)
                           --------------   -------------   -------------   --------------------
                              6/30/05         3/31/05         12/31/04
Community sites (2)......          45,200          45,200           45,200    $5,400-$5,500(3)
Resort sites:
  Annuals................          13,100          13,100           13,100    $3,000-$3,200
  Seasonal...............           7,600           7,600            7,200    $1,800-$1,900
  Transient..............           5,600           5,600            6,000    $2,000-$2,200
  Thousand Trails........          17,900          17,900           17,900         (4)
Joint Ventures...........          12,300          11,800           11,800         (5)
                         ----------------   -------------   --------------
                             (6)  101,700         101,200          101,200
                         ================   =============   ==============

            (1) All Ranges exclude utility and other income.
            (2) Includes 2,466 sites from discontinued operations.
            (3) Based on occupied sites. Average occupancy as of 12/31/04 was approximately 90%.
            (4) 17,911 sites are reserved for Thousand Trails members pursuant to a sale-leaseback agreement with Thousand Trails Operations Holding Company, L.P. with an annual rent of $16 million.
            (5) Joint Venture income is included in Equity in income from unconsolidated joint ventures.
            (6) Does not include approximately 200 sites for San Francisco RV purchased on June 20, 2005.



       FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                     QUARTERS ENDED                SIX MONTHS ENDED
                                                              JUNE 30,        JUNE 30,       JUNE 30,        JUNE 30,
                                                                2005            2004           2005            2004
                                                             ------------    -----------    ------------    -----------
       Funds from operations..............................   $   17,315      $   12,872     $   42,650      $   28,419
       Non-revenue producing improvements to real estate..       (3,044)         (3,835)        (5,333)         (6,509)
                                                             ------------    -----------    ------------    -----------
         Funds available for distribution.................   $   14,271      $    9,037     $   37,317      $   21,910
                                                             ============    ===========    ============    ===========

       FAD per Common Share - Basic.......................   $     0.49      $     0.32     $     1.27      $     0.77
       FAD per Common Share - Fully Diluted...............   $     0.48      $     0.31     $     1.25      $     0.76
                                                             ------------    -----------    ------------    -----------



                  "Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

                  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution ("FAD") is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions."